Exhibit 99.2

Third Quarter 2007 Results October 31, 2007

Important Disclosure This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, assumptions and projections about NAVTEQ at the time that the statements are made. Such statements may include, but are not limited to, expectations of future financial performance and operating results, adoption rates, and growth in unit volume. The forward-looking statements are subject to certain risks and uncertainties that may cause the actual results to differ materially from our past performance and our current expectations and projections. For a discussion of these risks and factors that may affect future performance, please review the reports filed by NAVTEQ with the SEC; in particular, note the risk factors set forth under "Item 1A. Risk Factors" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended April 1, 2007 and July 1, 2007. NAVTEQ disclaims any obligation to update or revise any forward-looking statements, except as required by law.

3Q07 Results Overview Revenue and operating income set new Q3 records Q3 revenue grew 51% vs. 3Q06 Excluding foreign exchange, TRFC/TMN acquisitions & distribution business, base business revenue grew 42% vs. 3Q06 Map units increased 98% vs. 3Q06 Net Cash from Operating Activities for first nine months was $228.7 million Cash and marketable securities of $459.3 million at 9/30/07 ($ in millions, FY2007 FY2006 % BETTER/ except per share data) Q3 Q3 (WORSE) Revenue 214.8 $ 142.7 $ 51% Costs & Expenses (164.3) (105.6) (56%) 50.5 37.0 36% Other Income 4.4 2.9 50% 54.9 40.0 37% Tax Expense (15.0) (12.9) (16%) 39.9 $ 27.1 $ 47% Diluted EPS (as reported) 0.40 $ 0.28 $ 40% Net Income Pre-Tax Income Operating Income

Selected 3Q07 Performance Drivers Q3 financial results were helped by a number of factors: Better-than-expected map sales for portable devices Q3 and YTD’07 volume & revenue have trended ahead of management’s plan Positive momentum for in-dash business Underlying fundamentals have been solid in our primary geographic regions despite relatively poor car sales trends Favorable impact of stronger Euro 3Q07 average USD/Euro rate of $1.37 vs. 3Q06 average rate ($1.27): increased revenue by $7.0 million and EPS by $0.02

Business Update — Revenue By Geographic Region Europe, Middle East & Africa (EMEA) Q3 revenue grew 42% vs. 3Q06 Up 33% on constant currency basis Americas Q3 revenue grew 66% vs. 3Q06 Up 40% excluding Traffic.com & Map Network acquisitions Asia-Pacific Q3 revenue of $1.2 million 3Q06 Asia-Pacific 1% EMEA 60% Americas 39% 3Q07 Asia-Pacific 1% EMEA 56% Americas 43%

Business Update — In-Dash In-dash map units grew 32% vs. 3Q06, driven by positive trends in adoption, take rate, and share of business Europe in-dash units up double-digits vs. PY Overall car sales up 2.4% vs. 3Q06 Increased share of business due to VW, Mercedes-Benz C-class wins Adoption trending toward 84% for full year, driven by additional offerings in ‘B’ and ‘C’ segment Take rate increasing (particularly in mass-market ‘C’ segment) due to greater consumer awareness and effective Take Rate Improvement Programs North America in-dash business showed strong unit growth vs. PY Overall car sales down 3.4% vs. 3Q06 Luxury cars down 16.3%, Minivans & pickups down 8.2%, Mass market sedans down 4.1%, SUVs up 6.2% Adoption is primary growth driver; expected to reach 69% on a full year basis New Q3 launches: Buick Enclave, Audi R8, Dodge Dakota & Viper, Subaru Impreza, Ferrari 612 Overall take rate now expected to be relatively flat on full year basis, despite dampening effect of increased adoption Map updates comprised 14% of in-dash map units Lower mix driven by strong growth in OEM initials and slow ramp of certain update programs Note: Car sales data from Global Insight.

Business Update — Portable Device, Wireless

- Portable device map units grew 136% vs. 3Q06
  - Q3 revenue generally reflects June, July, and August customer royalty reports
  - Strong Europe growth driven by leading PND customers
    - Units & revenue up sequentially despite loss of TomTom ONE business during Q3
    - Nokia 6110 Navigator launched in Europe in late Q2; first revenue realized in Q3
  - Dramatic PND unit growth in North America continued
    - Garmin defended leadership share





- Wireless
  - Offboard business ramping in NA, supported by bundling of VZW's *VZ Navigator* with other data services


NOKIA
NOKIA

NAVTEQ

6

New Business, Coverage/Content & Acquisitions New business NAVTEQ and Porsche have extended their relationship with a new long-term agreement NAVTEQ was selected by Maserati for its new Gran Turismo navigation system NAVTEQ was nominated by Renault/Nissan for high-end nav platform (2009 availability) NAVTEQ was selected to power Microsoft server products in Mexico Coverage & content No new country releases in Q3; coverage stands at 69 countries and territories Released first Digital Terrain Model and Satellite Imagery products Map Network & Traffic.com Integration proceeding smoothly Q3 financial impact Revenue: $14.6 million Operating costs & expenses: $25.4 million (excludes shared overhead costs)

3Q07 Revenue Analysis Onboard business was 83% of total revenue and 90% of map license & related revenue Distribution Services 11% of total revenue 31% of total in-dash map units EU 47% of in-dash units NA 19% of in-dash units “Market Basket Price” declined approx. 10% vs. 3Q06 (1) (1) MBP: Weighted average license fee variance for top ten customers in Europe and North America on their highest volume NVT map product purchased in both the current and year-ago quarters. Reflects base fee reductions, volume discounts and other considerations. Map Units (in thousands) 2007 2007 % CHANGE 2006 % CHANGE Q3 Q2 VS. 2Q07 Q3 3Q06 In-Dash 1,264 1,204 5% 961 32% Portable Device 3,913 3,159 24% 1,656 136% Total Map Units 5,177 4,363 19% 2,617 98% Note: Map units include initials, updates, additional regions, and all other maps used for route guidance. Portable Device units include PNDs, PDAs, and mobile phones with onboard maps.

3Q07 Operating Expense Analysis Total operating expenses Up 56% vs. 3Q06 Up 52% excl. FX Up 11% vs. 2Q07 Database Creation & Delivery costs Up 52% vs. 3Q06 Up 48% excl. FX Up 12% vs. 2Q07 SG&A expense Up 63% vs. 3Q06 Up 60% excl. FX Up 9% vs. 2Q07 Database Creation & Delivery Costs 3Q07 Other DB 8% Direct Distribution 19% Data Collection & Processing 73%

Additional 3Q07 Financial Data Stock-based comp. expense: $5.4 million (vs. $2.7 million in 3Q06) SBC breakdown: DC&D: $1.0 million SG&A: $4.4 million Stock option expense: $2.8 million Nokia transaction-related expenses: $0.9 million (SG&A) Operating margin: 23.5% Pretax margin: 25.6% Effective tax rate: 27.3% Lower rate due to adjustments related to TRFC/TMN acquisitions 0% 5% 10% 15% 20% 25% 30% 35% 40% 3Q06 4Q06 1Q07 2Q07 3Q07 Operating margin0% 5% 10% 15% 20% 25% 30% 35% 40% 3Q06 4Q06 1Q07 2Q07 3Q07 Pretax Margin

2007 Guidance The following forward-looking statements reflect management’s expectations as of October 31, 2007. For the fiscal year 2007, NAVTEQ expects: Revenue of $815 million to $825 million Earnings per diluted share of $1.50 to $1.55 These ranges assume the following on a full year basis: effective worldwide tax rate of approximately 28% average U.S. dollar/Euro exchange rate of $1.36 average diluted shares outstanding of approximately 100 million Other key full-year assumptions: Portable device industry unit growth of approx. 65-70% in WE and approaching 200% in NA vs. 2006 (1) Increased forecast driven by YTD trends, customer/channel discussions, and seasonality Category includes PNDs, PDAs and smartphones with onboard maps Expenses of approx. $5 million for legal and financial advisory services related to Nokia transaction (2) Map Network and Traffic.com acquisitions expected to dilute EPS by approx. $0.30 (excluding shared overhead costs) Base business operating margin increase of 250-300 bps vs. 2006 (excludes acquisitions) Foreign exchange sensitivity: each one cent change in average 2007 $/€ rate yields a $3.7 million revenue impact and $1.4 million net income impact on a full year basis (1) WE: Western Europe; NA: US & Canada. (2) Includes $0.9 million recognized as SG&A expense in 3Q07.

Appendix

Key Financial and Other Metrics

($ in millions, except where indicated)

	2006A 3Q	2006A 4Q	2006A YEAR	2007A 1Q	2007A 2Q	2007A 3Q
Average USD/Euro FX rate	$1.275	$1.292	$1.257	$1.311	$1.348	**$1.375**
Days in the period	91	91	365	91	91	**91**
Revenue	$ 142.7	$ 180.7	$ 581.6	$ 160.0	$ 202.3	**$ 214.8**
% Growth (vs. prior yr)	*16.0%*	*23.8%*	*17.1%*	*30.8%*	*48.8%*	***50.6%***
% of Annual Total	*24.5%*	*31.1%*	*100.0%*	*NA*	*NA*	***NA***
Operating Expenses	$ (105.6)	$ (117.9)	$ (427.9)	$ (121.6)	$ (148.3)	**$ (164.3)**
% Growth (vs. previous qtr)	*2.7%*	*11.6%*	*NA*	*3.2%*	*21.9%*	***10.8%***
% of Annual Total	*24.7%*	*27.5%*	*100.0%*	*NA*	*NA*	***NA***
Operating Income	$ 37.0	$ 62.8	$ 153.7	$ 38.3	$ 54.0	**$ 50.5**
% Margin	*26.0%*	*34.8%*	*26.4%*	*24.0%*	*26.7%*	***23.5%***
Net Income	$ 27.1	$ 42.9	$ 110.0	$ 30.2	$ 40.9	**$ 39.9**
% Growth (vs. prior yr)	*(73.2%)*	*55.2%*	*(35.6%)*	*86.9%*	*72.1%*	***47.3%***
% Margin	*19.0%*	*23.8%*	*18.9%*	*18.9%*	*20.2%*	***18.6%***
Diluted EPS	$ 0.28	$ 0.45	$ 1.15	$ 0.31	$ 0.41	**$ 0.40**
% Growth (vs. prior yr)	*(73.6%)*	*53.7%*	*(36.6%)*	*83.6%*	*64.5%*	***39.7%***
% of Annual Total	*24.6%*	*39.0%*	*100.0%*	*NA*	*NA*	***NA***
Net Cash From Operating Activities	$ 11.0	$ 76.6	$ 140.0	$ 79.1	$ 84.5	**$ 65.2**
Revenue Metrics						
Total Map Units (000s)	2,617	3,857	10,945	3,174	4,363	**5,177**
In-Dash	961	1,117	4,064	1,045	1,204	**1,264**
Portable Device	1,656	2,740	6,881	2,129	3,159	**3,913**
Onboard Revenue as % of Total	88%	88%	89%	87%	82%	**83%**
Distribution Revenue as % of Total	17%	13%	17%	15%	12%	**11%**
Distribution Units as % of In-Dash Total	40%	36%	41%	41%	36%	**31%**
EMEA	57%	51%	59%	58%	53%	**47%**
Americas	22%	22%	21%	24%	17%	**19%**

NAVTEQ

13

Selected Quarterly Metrics



Revenue (M)
$250
$200
$150
$100
$50
$0
3Q06
4Q06
1Q07
2Q07
3Q07



Net Cash From Operating Activities (M)
$100
$80
$60
$40
$20
$0
3Q06
4Q06
1Q07
2Q07
3Q07



Map Units (K)
6,000
5,000
4,000
3,000
2,000
1,000
0
3Q06
4Q06
1Q07
2Q07
3Q07



Headcount
3,400
3,000
2,600
2,200
1,800
1,400
1,000
TRFC
TRFC
TRFC
3Q06
4Q06
1Q07
2Q07
3Q07

NAVTEQ

14

3Q07 Revenue Breakdown Revenue By Geography License-Related Revenue By Data Delivery Model(1) Revenue By Fee Type (1) As a % of digital map license and related revenue only. EMEA 56% Asia- Pacific 1% Americas 44% Onboard 90% Offboard & Other 10% Adver- tising 6% Other 2% Map License & Related 92%